UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2013

THE MOSAIC COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32327	20-1026454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Campus Drive Suite E490 Plymouth, Minnesota	55441
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 918-8270

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

The following information is being “furnished” in accordance with General Instruction B.2. of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing:

In connection with The Mosaic Company’s (“Mosaic”) previously reported share repurchase agreement (the “Share Repurchase Agreement”) with the Margaret A. Cargill Foundation (the “MACF”) and the Anne Ray Charitable Trust (the “ARCT” and, collectively with the MACF, the “MAC Trusts”) to purchase all of the Mosaic Class A Common Stock, par value $.01 per share (“Class A Common Stock”), held by the MAC Trusts through a series of eight purchases, under accounting principles generally accepted in the United States of America, until all the MAC Trusts shares of Class A Common Stock have been repurchased, calculation of Mosaic’s earnings per share (“EPS”) will involve application of the “two-class method” whereby:

•	the outstanding shares of Mosaic’s stock, par value $.01 per share (“Outstanding Stock”), will be reduced by the number of shares of the MAC Trusts’ Class A Common Stock in calculating basic and diluted earnings per share (the denominator of the EPS calculation) effective on the date of the Share Repurchase Agreement, December 6, 2013.

•	A proportionate share of Mosaic’s net earnings will be allocated to the MAC Trusts’ Class A Common Stock, and that amount will be deducted in computing net earnings available to common stockholders (the numerator of the EPS calculation).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MOSAIC COMPANY

Date: December 16, 2013	By:	/s/ Richard L. Mack
	Name:	Richard L. Mack
	Title:	Executive Vice President, General
Counsel and Corporate Secretary